Exhibit 24

POWER OF ATTORNEY

Know all by these present that the undersigned hereby constitutes and appoints each of Jonathan Mann, Thomas McCaffrey, Ryan Tyler, Brian Lewis and Camille Ranadive, or any of them signing singly, as the undersigned’s true and lawful attorney-in-fact to:

(1)                                 execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of KLX Energy Services Holdings, Inc. (the “Company”), Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, Schedules 13D and 13G (including amendments thereto) in accordance with Section 13(d) and 13(g) of the Exchange Act, and the rules thereunder, and Form 144 (including amendments thereto) in accordance with Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”);

(2)                                 do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5, 144 or Schedule 13D  or 13G (including amendments thereto) and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)                                 take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all the acts such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Sections 13 and 16 of the Exchange Act and Rule 144 of the Securities Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5, 144 or Schedules 13D or 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Power of Attorney revokes all currently existing powers of attorney granted by the undersigned with respect to Forms 3, 4 and 5 under Section 16(a) of the Exchange Act and the rules thereunder, Schedules 13D or 13G under Section 13(d) or 13(g), respectively, of the Exchange Act and the rules thereunder and Form 144 under the Securities Act.

In witness whereof, the undersigned has caused this Power of Attorney to be executed as of this 24th day of August, 2018.

By:	/s/ Thomas P. McCaffrey
Thomas P. McCaffrey